Exhibit 99.1

Capital One Financial Corporation

Monthly Charge-off and Delinquency Statistics

As of and for the month ended February 29, 2008

Summary Metrics

	Reported(2)	Managed(2)
Net Charge-Off Rate	2.97%	3.79%
30 Days + Delinquency Rate	3.23%	3.56%

Segment Metrics (Managed Basis)

	National Lending	Local Banking(2)
Net Charge-Off Rate	5.10%	0.33%
30 Days + Delinquency Rate	4.72%	0.84%
Non Performing Loans as a % of Loans Held for Investment	—	0.50%

	National Lending Sub-Segments
	U.S. Card	Auto	Global Financial Services
Net Charge-Off Rate	5.97%	3.87%	4.65%
30 Days + Delinquency Rate	4.85%	6.05%	3.36%

Summary Metric Calculation Details

(dollars in thousands)

	Reported	Adjustments(1)	Managed
Net Principal Charge-Offs	$245,266	$227,312	$472,578
Average Loans Held for Investment	$99,241,044	$50,486,041	$149,727,085
Annualized Net Charge-Off Rate	2.97%		3.79%
30 Days + Delinquencies	$3,208,825	$2,111,420	$5,320,245
Period End Loans Held for Investment	$99,436,862	$49,849,725	$149,286,587
30 Days + Delinquency Rate	3.23%		3.56%

(1)

Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” issued April 2003.

(2)

Managed and Reported data includes the operations and balances of GreenPoint’s held for investment mortgage portfolio. GreenPoint’s held for investment consumer mortgage portfolio results and balances are included in the Other category. The Other category results and balances are not included in the above segment table. Local Banking operations and balances includes GreenPoint’s held for investment commercial mortgage portfolio.

Segment Metric Calculation Details (Managed Basis)

(dollars in thousands)

	National Lending	Local Banking(2)
Net Principal Charge-Offs	$446,885	$12,025
Average Loans Held for Investment	$105,048,312	$43,822,353
Annualized Net Charge-Off Rate	5.10%	0.33%
30 Days + Delinquencies	$4,930,042	$369,354
Period-end Loans Held for Investment	$104,454,332	$43,953,728
30 Days + Delinquency Rate	4.72%	0.84%
Non Performing Loans	—	$218,571
Non Performing Loans as a % of Loans Held for Investment	—	0.50%

	National Lending Sub-Segments
	U.S. Card	Auto	Global Financial Services
Net Principal Charge-Offs	$252,964	$80,983	$112,938
Average Loans Held for Investment	$50,854,808	$25,079,501	$29,114,003
Annualized Net Charge-Off Rate	5.97%	3.87%	4.65%
30 Days + Delinquencies	$2,445,814	$1,505,937	$978,293
Period-end Loans Held for Investment	$50,430,883	$24,891,932	$29,131,517
30 Days + Delinquency Rate	4.85%	6.05%	3.36%

Reconciliation to GAAP Measures

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and are referred to as our “reported” financial statements. Loans included in securitization transactions which qualify as sales under GAAP have been removed from our “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

Our “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. We generate earnings from our “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. Our “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason, we believe the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

Reportable Segments

We manage our business as two distinct operating segments: Local Banking and National Lending. The Local Banking and National Lending segments are considered reportable segments based on quantitative thresholds applied to the managed loan portfolio for reportable segments provided by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The National Lending segment consists of the following three sub-segments: US Card, Auto Finance and Global Financial Services.

As management makes decisions on a managed basis within each segment, information about reportable segments is provided on a managed basis.

Net Charge-Off Rate

Average Loans Outstanding used in the calculation of the Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.